Exhibit 99.1

August 2018 Second Quarter 2018 Investor Presentation (NASDAQ: AFIN)

American Finance Trust, Inc. COMPANY HIGHLIGHTS Service Retail Focus Service retail properties that are more resistant to e - commerce vs. traditional retail High - Quality Portfolio 95% portfolio occupancy with a balance of single - tenant assets with long - term leases and retail centers focused on experiential tenants Creditworthy Tenants 88% of top - ten tenants are investment grade rated (1) Conservative Balance Sheet The Company has ample liquidity with modest net leverage of 36% (4) Positioned for Growth Rent escalators in 83% of existing leases (2) and a robust $ 155 million acquisition pipeline (3) Experienced Management Team Proven track record with significant public REIT market experience 1) As used herein, “Investment Grade Rating” for AFIN includes both actual investment grade ratings of the tenant or implied investment grade . AFIN’s top - ten tenants are 60% actual investment grade rated and 28% implied investment grade. See Definitions in the appendix for a full description. 2) As used herein, contractual rent increases include fixed percent or actual increases, or CPI - indexed increases. Based on annualized SLR as of June 30, 2018 . See Definitions in the appendix for a full description of annualized SLR. Previously presented metric as of March 31, 2018 has been revised to 83 % from 91%. 3) Pipeline statistics as of August 2, 2018. Inclusive of properties that have closed or are expected to close after June 30, 2018 . There can be no assurance these acquisitions will be completed on their current terms, or at all. 4) Net debt is defined as total debt less cash and cash equivalents. Gross asset value is defined as total assets plus accumulated depreciation and amortization. Net leverage is calculated as net debt divided by gross asset value. Balance sheet metrics as of June 30, 2018. 2

QUARTERLY HIGHLIGHTS – Q2 2018

American Finance Trust


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Acquisition Activity

- Acquired 15 property service retail portfolio for $27 million in Q2 2018
- Robust acquisition pipeline of $155 million, with a focus on service oriented single-tenant retail assets[(1)]



Disposition Activity

- AFIN remains focused on acquisitions, but considers opportunistic dispositions
- The SunTrust disposition plan for vacant properties remains on track
- 8 vacant SunTrust properties were sold in Q2 2018, with 26 remaining representing 1% of AFIN's portfolio[(2)]
- Total dispositions of $24 million in Q2 2018



Leasing Activity

- Multi-tenant occupancy increased to 88.8% in Q2 2018, up from 87.0% in Q1 2018[(2)]
- This increase in occupancy represents a $1.9 million increase to annualized straight-line rent



Financing Activity

- Successfully completed a newly upsized $415 million revolving credit facility in April 2018
- The new facility is a substantial upsize to the Company's former $325 million credit facility

Following a successful Q2 2018, American Finance Trust listed its shares on the NASDAQ on July 19, 2018, positioning the Company for continued growth and providing the Company's shareholders with liquidity

1) Pipeline statistics as of August 2, 2018. Inclusive of properties that have closed or are expected to close after June 30, 2018. There can be no assurance these acquisitions will be completed on their current terms, or at all.
2) Weighted by square feet. Previously presented occupancy as March 31, 2018 included two leases that had been executed as of March 31, 2018 but had not commenced until the second quarter of 2018. March 31, 2018 multi-tenant occupancy has been revised to 87.0% to exclude those two leases.

American Finance Trust, Inc. 3

American Finance Trust, Inc. 4 Portfolio of $3.5 billion in real estate assets is concentrated on high - quality retail properties Note: All data as of June 30, 2018. 1) The weighted average remaining lease term (years) is based on annualized SLR as of June 30, 2018. 2) Based on annualized SLR as of June 30, 2018. Contractual rent increases include fixed percent or actual increases, or CPI - indexed increas es. See Definitions in the appendix for a full description. Portfolio Metrics AFIN Real Estate Investments, at cost $3.5 billion # of Properties 560 Square Feet (SF) 19.0 million Annualized Straight Line Rent (SLR) $238 million Occupancy (%) 94.6% Weighted Average Remaining Lease Term (1) 8.3 Years Average Annual Rent Escalator (2) 1.3% Annualized SLR by Property Type ($) BEST - IN - CLASS PORTFOLIO $81 $34 $29 $77 $17 Retail Distribution Office Power Center Lifestyle Center $238 million Annualized SLR by Sector (%) 74% 14% 12% Retail Industrial / Distribution Office

American Finance Trust, Inc. 5 Q2 2018 FINANCIAL OVERVIEW Debt Capitalization ($mm) Single - Tenant Mortgages $956 Multi - Tenant Mortgages $273 Total Secured Debt $1,229 Revolving Credit Facility $132 Total Unsecured Debt $132 Total Debt $1,361 Weighted Average Interest Rate 4.6% Key Capitalization Metrics ($bn) Net Debt (2) $1.3 Real Estate Assets, at cost $3.5 Net Debt (2) / Adjusted EBITDA (5) 7.1x Net Debt (2) / Gross Asset Value (3) 36% Note: Metrics as of and for the three months ended June 30, 2018. See Definitions in the appendix for a full description of terms . 1) Includes the Company’s one - time right to extend the maturity date for an additional term of one year. 2) Net debt is defined as total debt less cash and cash equivalents. 3) Gross asset value is defined as total assets plus accumulated depreciation and amortization. 4) Depending on the Company’s consolidated leverage ratio. Alternatively, the Company’s can borrow at a bank rate plus 0.60% to 1.20% depending on the Company’s consolidated leverage ratio . 5) See appendix for Non - GAAP reconciliations. New $415 million Credit Facility Closed on a new $415 million credit facility in April 2018, which has over $ 240 million available for additional borrowing and matures in 2023 (1) Earnings Summary ($mm) NOI (5) $58 Cash NOI (5) $53 Adjusted Funds from Operations (AFFO ) (5) $25.8 Weighted Average Basic Shares Outstanding 105.0 x Low leveraged balance sheet with substantial liquidity x Successfully completed a new $415 million revolving credit facility in April 2018 x The new facility is a substantial upsize to the Company’s former $325 million credit facility x Attractive interest rate at LIBOR plus an applicable spread ranging from 1.60% to 2.20% (4) x Extends the Company’s debt maturity profile as the new credit facility matures in 2023 (1)

High - quality service - focused portfolio with long term leases to investment grade tenants Portfolio Metrics Real Estate Investments, at cost $2.0 billion # of Properties 525 Square Feet (SF) 11.5 million Annualized Straight Line Rent (SLR) $144 million SLR per Leased Sq. Ft. (1) $ 12.67 Occupancy (%) 98.3% Weighted Average Remaining Lease Term (1) 10.5 Years % Investment Grade (1)(2) 80% Average Annual Rent Escalator (1) 1.2% American Finance Trust, Inc. 6 SINGLE - TENANT PORTFOLIO 1) Based on annualized SLR as of June 30, 2018. See Definitions in the appendix for a full description . 2) AFIN’s single - tenant portfolio tenants are 53% actual investment grade rated and 27% implied investment grade. Single - Tenant Property / Tenant Type (% of SLR) Retail Service Retail Retail Banking 17% 47% Restaurant 13% Grocery 7% Gas/Convenience 5% Pharmacy 3% Fitness 1% Auto Services 1% Traditional Retail Home Improvement 7% 16% Discount Retail 4% Furniture 1% Traditional Retail 1% Auto Retail 1% Specialty Retail 1% Consumer Products 1% Sporting Goods / Fitness 0% Industrial / Distribution 20% Office 17% Geographic Exposure

American Finance Trust, Inc. 7 MULTI - TENANT PORTFOLIO Well - positioned shopping centers with substantial leasing upside Portfolio Metrics Real Estate Investments, at cost $1.5 billion # of Properties 35 Square Feet (SF) 7.5 million Annualized Straight Line Rent (SLR) $94 million SLR per Leased Sq. Ft. (1) $14.11 Occupancy (%) 88.8% Weighted Average Remaining Lease Term (1) 5.1 Years Average Annual Rent Escalator (1) 1.4% Multi - Tenant Property / Tenant Type (% of SLR) Geographic Exposure Power Center Lifestyle Center 1) Based on annualized SLR as of June 30, 2018. See Definitions in the appendix for a full description . Experiential / E - Commerce Defensive Restaurant 14% 48% Discount Retail 10% Entertainment 10% Salon / Beauty 5% Grocery 3% Other 6% Other Traditional Retail Traditional Retail 31% 52% Wireless / Electronics 6% Department Store 5% Sporting Goods / Fitness 4% Home Improvement 4% Other 2%

x 88% of AFIN’s top ten tenants are investment grade rated (1)(2) x AFIN’s largest tenant is SunTrust, an investment grade tenant, with a weighted average lease term of 11.0 years (1) • Comparable SunTrust properties have recently traded at significant premiums to AFIN’s original purchase price (3) American Finance Trust, Inc. PORTFOLIO TENANT OVERVIEW 1) Based on annualized SLR as of June 30, 2018. 2) See Definitions in the appendix for a full description of investment grade rating. AFIN’s top 10 tenants are 60% actual investment grade rated and 28% implied investment grade. 3) Source: Stan Johnson Company, using 2018 sales comparison data. Top Tenant Overview (1) Portfolio Lease Expiration Schedule (1) Remaining Tenants Moody’s/S&P Credit Rating: Single - Tenant Properties - 10.5 years weighted - average lease term Multi - Tenant Properties - 5.1 years weighted - average lease term x The single - tenant portfolio has limited lease expirations through 2022 x Multi - tenant portfolio has balanced lease expirations 8 9% 7% 5% 4% 3% 3% 3% 2% 2% 2% 60% 0% 20% 40% 60% 80% Baa1 A1 A1 Baa2 A3 A2 BB- A3 n.a. Baa2 0% 0% 1% 3% 1% 4% 1% 3% 5% 42% 1% 5% 4% 4% 4% 5% 5% 4% 2% 5% 0% 10% 20% 30% 40% 50% 2018 2019 2020 2021 2022 2023 2024 2025 2026 Thereafter

2018 ACQUISITION ACTIVITY & PIPELINE

American Finance Trust

Closed on $71 million of high-quality, single-tenant acquisitions through June 30, 2018 and we currently have a $155 million pipeline
Total Closed and Pipeline are $226 million with a weighted average GAAP cap rate of 8.3%(2)

($ in millions, SF in thousands, lease term remaining in years)

Closed Transactions (as of June 30, 2018)	Property Type	Number of Properties	Square Feet	Purchase Price(1)	GAAP Cap Rate	Lease Term Remaining	Closed
Sonny's BBQ	Service Retail	3	19	$8.4	8.2%	15.6	Q1'18
Mountain Express	Service Retail	9	30	$17.9	8.3%	19.5	Q1'18
Kum & Go	Service Retail	1	5	$3.3	7.0%	9.9	Q1'18
DaVita	Medical Office	2	13	$2.3	7.7%	7.7	Q1'18
White Oak	Service Retail	9	22	$11.8	9.3%	19.8	Q1'18
Mountain Express	Service Retail	15	58	$27.4	8.5%	19.9	Q2'18
2018: Total Closed		**39**	**147**	**$71.1**	**8.4% (2)**	**17.8 (2)**	

Pipeline	Property Type	Number of Properties	Square Feet	Purchase Price(1)	GAAP Cap Rate	Lease Term Remaining	Status
Dialysis Portfolio	Medical Office	7	64	$16.3	7.5%	9.8	Closed Q3'18
Pizza Hut	Service Retail	15	40	$16.6	7.7%	15.0	PSA Executed
Children of America	Education	2	25	$8.5	8.2%	15.0	PSA Executed
White Oak	Service Retail	9	18	$5.8	9.0%	19.4	PSA Executed
Burger King	Service Retail	1	3	$1.9	7.8%	15.0	PSA Executed
QSR	Service Retail	9	16	$7.2	8.5%	15.0	PSA Executed
Mountain Express	Service Retail	14	44	$29.1	8.7%	20.0	PSA Executed
White Oak	Service Retail	1	4	$3.2	9.2%	20.0	PSA Executed
Little Caesars	Service Retail	15	22	$12.0	9.4%	20.0	LOI Executed
Bob Evans	Service Retail	23	117	$54.1	8.3%	18.7	PSA Executed
2018: Total Pipeline		**96**	**353**	**$154.7**	**8.2% (2)**	**16.5 (2)**	

2018: Total Closed + Pipeline		**135**	**500**	**$225.8**	**8.3% (2)**	**16.9 (2)**	

Note: Data as of August 2, 2018 and includes pipeline. Weighted by SLR. There can be no assurance these acquisitions and dispositions will be completed on their current terms, or at all.
1) Represents the contract purchase price and excludes capitalized acquisitions costs per GAAP.
2) Weighted average based on SF.

American Finance Trust, Inc. 9

6 Years 17 Years 2017 & 2018 Dispositions 2017 & 2018 Acquisitions 16% 84% Non-Service Retail Service Retail American Finance Trust, Inc. IMPROVED SINGLE - TENANT PORTFOLIO We continue to improve the portfolio by opportunistically acquiring service - oriented retail properties with long term leases Note: Data as of August 2, 2018 and includes pipeline inclusive of properties that have closed or are expected to close after June 30, 2 01 8. Weighted by annualized SLR as of June 30, 2018. There can be no assurance these acquisitions and dispositions will be completed on their cur rent terms, or at all. 1) Previously presented Service and Traditional Retail metrics as of June 25, 2018 have been revised to 21% and 0%, respectively. 2) Data reflects 2017 and 2018 acquisitions. 10 Metrics Dispositions Acquisitions # of Properties 49 210 Average Lease Term Remaining 6 Years 17 Years Service Retail 20% (1) 84% Traditional Retail 2% (1) 7% Distribution 30% 5% Office 48% 4% 2017 & 2018 Transaction Summary Average Lease Term Remaining % Service Retail (2) Increasing Lease Duration Increasing Service Retail Concentration Recently Acquired Properties

American Finance Trust, Inc. 11 MULTI - TENANT LEASING ACTIVITY ($ in millions and SF in thousands) Leased SF % Leased (1) SLR ($) Multi - Tenant Occupancy – Q1 2018 6,530 87.0% $ 92.8 Add: New Leases 148 Less: (Lease Expirations) (2) (11) Multi - Tenant Occupancy – Q2 2018 6,668 88.8% $94.1 Leasing Commentary » Multi - tenant occupancy has improved to 88.8% as of June 30, 2018; representing a $ 1.3 million increase to annualized straight - line rent » Four new anchor leases (3) commenced in Q2 2018 with Hobby Lobby, Kohl’s, Big Lots, and Restoration Hardware, totaling approximately 146,000 SF » No anchor leases (3) expired in Q2 2018, and total expirations represented less than 11,000 SF, or 0.1% of total multi - tenant SF 1) Based of total multi - tenant square feet of 7.5 million, respectively. 2) Lease expirations includes lease terminations. 3) Anchor leases are spaces with 10,000 or more square feet.

American Finance Trust, Inc. 12 EXPERIENCED MANAGEMENT Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions ▪ Responsible for sourcing, negotiating, and closing AR Global's real estate acquisitions and dispositions ▪ Oversaw the acquisition of over $3.5 billion of real estate assets and the lease - up of over 10 million square feet during professional career Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association Katie Kurtz Chief Financial Officer, Treasurer and Secretary ▪ Previously served as chief accounting officer at Carlyle GMS Finance, Inc., The Carlyle Group’s business development company, Director of Finance and Controller for New Mountain Finance Corporation, and Controller at Solar Capital Ltd ▪ Mrs. Kurtz began her career at PricewaterhouseCoopers, LLP and is a certified public accountant in New York State Zachary Pomerantz Senior Vice President of Asset Management ▪ Former Asset Manager for New York REIT (“NYRT”), a nearly 2 million square foot portfolio of New York City properties ▪ Previously worked at ProMed Properties, Swig Equities, Tishman Speyer and Mall Properties Boris Korotkin Senior Vice President of Capital Markets and Corporate Strategy ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust

Confidential – Not for Distribution 13 13 Legal Notices

DEFINITIONS

American Finance Trust

Investment Grade Rating: Includes both actual investment grade ratings of the tenant or implied investment grade. Implied investment grade includes ratings of tenant parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. Implied investment grade ratings are determined using a proprietary Moody's analytical tool, which compares the risk metrics of the non-rated company to those of a company with an actual rating. Ratings information is as of June 15, 2018.

Gross Asset Value: Total assets plus accumulated depreciation and amortization.

Net Debt: Total debt less cash and cash equivalents.

Annualized SLR: Straight line rent which is annualized and calculated using most recent available lease terms as of June 30, 2018.

Rent Escalators: Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases. Based on annualized SLR as of June 30, 2018.

Service Retail: AFIN definition of Service Retail includes single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, fitness, and auto services sectors. Public REIT comparable service retail exposure is shown as calculated by Green Street Advisors.

Traditional Retail: AFIN definition of Traditional Retail includes single-tenant retail properties leased to tenants in the discount retail, home improvement, furniture, specialty retail, auto retail, and sporting goods sectors. Public REIT comparable traditional retail exposure is shown as calculated by Green Street Advisors.

GAAP Cap Rate: GAAP capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight-lined rental income that the property will generate under its existing lease. GAAP capitalization rate is calculated by dividing the annualized straight-lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted-average GAAP capitalization rate is based upon square feet.

FFO: We define FFO, a non-GAAP measure, consistent with the standards set forth in the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, but excluding gains or losses from sales of property and real estate related impairments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

AFFO: In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.

Net Debt / Adjusted EBITDA: Represents ratio of net debt as of June 30, 2018 of $1.3 billion, which represents an annualization of the Company's calculation of its earnings before interest, tax, depreciation and amortization ("EBITDA") for the three months ended June 30, 2018. EBITDA is defined as FFO, and then adds back Interest Expense and Acquisition Expenses. The Company believes this amount is a reasonable estimate of the Company's EBITDA for the year ending December 31, 2018.

NOI: Defined as a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures.

Cash NOI: We define Cash NOI as net operating income excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues.

American Finance Trust, Inc. 14

PROJECTIONS

American Finance Trust

This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, the Company's Quarterly Reports on Form 10-Q and in future filings with the SEC. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. This presentation also contains estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, the Company's Quarterly Reports on Form 10-Q and in future filings with the SEC. These and other factors could cause results to differ materially from those expressed in these publications and reports.

American Finance Trust, Inc. 15

American Finance Trust, Inc. 16 FORWARD - LOOKING STATEMENTS Certain statements made in this presentation are “forward - looking statements” (as defined in Section 21E of the Exchange Act), w hich reflect the expectations of the Company regarding future events. The forward - looking statements involve a number of risks, uncertainties and other factors that could ca use actual results to differ materially from those contained in the forward - looking statements. Such forward - looking statements include, but are not limited to, market and other e xpectations, objectives, and intentions, as well as any other statements that are not historical facts. Our potential risks and uncertainties are presented in the section titled “Item 1A - Risk Factors” disclosed in our Annual Report on Form 10 - K for the year ended December 31, 2017 and our Quarterly Reports on Form 10 - Q filed from time to time. We disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Th e following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those pr esented in our forward - looking statements: • The anticipated benefits from the merger with American Realty Capital - Retail Centers of America, Inc. (“RCA”) may not be reali zed or may take longer to realize than expected. • All of our executive officers are also officers, managers, employees or holders of a direct or indirect controlling interest in the Advisor or other entities under common control with AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global”). As a result, our executive officers , t he Advisor and its affiliates face conflicts of interest, including significant conflicts created by the Advisor’s compensation arrangements with us and other investment pro gra ms advised by affiliates of AR Global and conflicts in allocating time among these entities and us, which could negatively impact our operating results. • The trading price of our Class A common stock may fluctuate and no public market currently exists for shares of our two other cl asses of outstanding stock, our Class B - 1 common stock and our Class B - 2 common stock. • Lincoln Retail REIT Services, LLC (“Lincoln”) and its affiliates, which provide services to the Advisor in connection with our retail po rtfolio, faces conflicts of interest in allocating its employees’ time between providing real estate - related services to the Advisor and other programs and activities i n which they are presently involved or may be involved in the future. • The performance of our retail portfolio is linked to the market for retail space generally and factors that may impact our re tai l tenants, such as the increasing use of the Internet by retailers and consumers. • We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic v iab ility of our tenants. • We have not generated, and in the future may not generate, operating cash flows sufficient to fund all of the distributions w e p ay our stockholders, and, as such, we may be forced to fund distributions from other sources, including borrowings, which may not be available on favorable terms, or at a ll. • We may be unable to pay or maintain cash distributions at the current rate or increase distributions over time. • We are obligated to pay fees, which may be substantial, to the Advisor and its affiliates. • We are subject to risks associated with any dislocation or liquidity disruptions that may exist or occur in the credit market s o f the United States of America. • We may fail to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes (“REI T”) , which would result in higher taxes, may adversely affect our operations and would reduce the value of an investment in our common stock and our cash available for di str ibutions. • We may be deemed by regulators to be an investment company under the Investment Company Act of 1940, as amended (the “Investm ent Company Act”), and thus subject to regulation under the Investment Company Act.

Confidential – Not for Distribution 17 17 Appendix

American Finance Trust, Inc. 18 NON - GAAP RECONCILIATIONS Three Months Ended June 30, 2018 EBITDA: Net loss (12,065)$ Depreciation and amortization 35,438 Interest expense 16,042 EBITDA 39,415 Adjusted EBITDA: Acquisition and transaction related 1,287 Gain on sale of real estate investments (3,625) Impairment charges 8,563 Other income (38) Adjusted EBITDA 45,602 Net Operating Income (NOI): Asset management fees to related parties 5,837 General and administrative 6,512 NOI 57,951 Cash Net Operating Income (Cash NOI): Amortization of market lease and other intangibles, net (2,320) Straight-line rent (2,540) Cash NOI 53,091$ (in thousands)

American Finance Trust, Inc. 19 NON - GAAP RECONCILIATIONS Three Months Ended June 30, 2018 Funds from operations (FFO): Net loss attributable to stockholders (in accordance with GAAP) (12,041)$ Gain on sale of real estate investments (3,625) Impairment charges 8,563 Depreciation and amortization 35,438 Proportionate share of adjustments for non-controlling interest to arrive at FFO (78) FFO attributable to stockholders 28,257 Acquisition and transaction related 1,287 Amortization of market lease and other intangibles, net (2,320) Straight-line rent (2,540) Amortization of mortgage premiums on borrowings (1,001) Mark-to-market adjustments (48) Share-based compensation 65 Amortization of deferred financing costs, net and change in accrued interest 2,126 Proportionate share of adjustments for non-controlling interest to arrive at AFFO 6 AFFO attributable to stockholders 25,832$ (in thousands)